Exhibit 16.1

Beijing Office Kerry Center South Tower 1 Guang hua Rd., #2419-2422, Chaoyang Dist., Beijing 100020 T 8610.8518.7992

March 16, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Jinxuan Coking Coal Limited under Item 4.01 of its Form 6-K dated March 16, 2021. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Jinxuan Coking Coal Limited contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

www.marcumbp.com